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                                                                      EXHIBIT 21

                                    VIAD CORP
                                   (DELAWARE)
            Active Subsidiaries and Affiliates* as of March 10, 2000




                       CONVENTION AND EVENT SERVICES GROUP

EXG, Inc. (Delaware)
  Giltspur Exhibits of Canada, Inc. (Ontario)
Exhibit Acquisition, Inc. (Pennsylvania)
GES Exposition Services (Canada) Limited (Canada)
  Exposervice Standard Inc. (Canada)
   Clarkson-Conway Inc. (Canada)
  Stampede Display and Convention Services Ltd. (Alberta)
GES EXPOSITION SERVICES, INC. (Nevada)
  ESR Exposition Service, Inc. (New Jersey)
  Expo Accessories, Inc. (New York)
  Expo Display & Design, Inc. (New Jersey)
  Shows Unlimited, Inc. (Nevada)
  Tradeshow Convention Services Inc. (Washington)
David H. Gibson Company, Inc. (Texas)
Ontario Design, Inc. (New York)
Viad Holding GmbH (Germany)
  Voblo Verwaltungs GmbH (Germany) (80%)



                               CORPORATE AND OTHER

GCMC Inc. (Arizona)
Viad Realty Corporation (Arizona)
  Greyhound Realty of Texas Inc. (Texas)
   Viad Service Companies Limited (United Kingdom)
VREC, Inc. (Delaware)


                             PAYMENT SERVICES GROUP

TRAVELERS EXPRESS COMPANY, INC. (Minnesota)
  CAG Inc. (Nevada)
  FSMC, Inc. (Minnesota)
  Game Financial Corporation (Minnesota)
   GameCash, Inc. (Minnesota)
   Game Financial Corporation of Louisiana (Louisiana)
   Game Financial Corporation of Mississippi (Mississippi)
   Game Financial Corporation of Wisconsin (Wisconsin)
  MoneyGram Payment Systems, Inc. (Delaware)
   Consorcio Oriental LLC (Delaware)
   Mid-America Money Order Company (Kentucky)
   MoneyGram Payment Systems (Canada), Inc. (Ontario)
   MoneyGram International Limited (United Kingdom) (51%)
  Travelers Express Co. (P.R.) Inc. (Puerto Rico)



                      TRAVEL AND RECREATION SERVICES GROUP

Big Sky Hospitality, Inc. (Arizona)
  Big Sky Hospitality (Canada) Ltd. (Alberta)
Glacier Park, Inc. (Arizona) (80%)
  Waterton Transport Company, Limited (Alberta)
Greyhound Maintenance, Inc. (Arizona)
ProDine, Inc. (Arizona)
TRANSPORTATION LEASING CO. (California)~~
  Greyhound Canada Holdings, Inc. (Alberta)~~
   Brewster Tours Inc. (Canada)
     BREWSTER TRANSPORT COMPANY LIMITED (Alberta)
      Brewster Inc. (Alberta)


*Parent-subsidiary or affiliate relationships are shown by marginal indentation. State, province or country of incorporation and ownership percentage are shown in parentheses following name, except that no ownership percentage appears for subsidiaries owned 100% (in the aggregate) by Viad Corp.







~~ Indicates a Corporate and Other Subsidiary